PROVINCE OF BRITISH COLUMBIA
"COMPANY ACT"
MEMORANDUM

I wish to be formed into a company with limited liability under the Company Act in pursuance of this Memorandum.

1.

The name of Company is "LEROY VENTURES INC.".

2.

The authorized capital of the Company is One Hundred Million (100,000,000) common shares without par value.

3.

I agree to take the number and kind and class of shares in the Company set out opposite my name.

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NAMES, RESIDENT ADDRESSES &

NUMBER AND KIND OF SHARES

OCCUPATIONS OF SUBSCRIBERS

TAKEN BY EACH SUBSCRIBER

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One (1) Common Share

WILLIAM E. SCHMIDT

Barrister and Solicitor

2920 West 201h Avenue

Vancouver, B.C. V6L 1H5

TOTAL SHARES TAKEN:

One (1) Common Share

DATED at the City of Vancouver, in the Province of British Columbia, this

7083 Beechwood Street

Vancouver, B.C. V6P 5V5

Executive Assistant